Exhibit 1

JOINT FILING AGREEMENT

Joint Filing Agreement, dated as of February 13, 2019, is by and among the various reporting persons that are listed in the signature blocks below (the “Omega Filers”).

In accordance with Rule 13-d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Shares of ESSA Pharma Inc. This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

This Joint Filing Agreement may be terminated by any of the Omega Filers upon one week’s prior written notice or such lesser period of notice as the Omega Filers may mutually agree.

Executed and delivered as of the date first above written.

Date: February 13, 2019	Omega Fund IV, L.P.
	By:	Omega Fund IV GP, L.P.
its General Partner
	By:	Omega Fund IV GP Manager, Ltd.
its General Partner

	By:	/s/ Anne-Mari Paster
	Name:	Anne-Mari Paster
	Title:	Director

Omega Fund IV GP, L.P.
	By:	Omega Fund IV GP Manager, Ltd.
its General Partner

	By:	/s/ Anne-Mari Paster
	Name:	Anne-Mari Paster
	Title:	Director

Omega Fund IV GP Manager, Ltd.

	By:	/s/ Anne-Mari Paster
	Name:	Anne-Mari Paster
	Title:	Director

Richard J. Lim

	By:	*
	Name:	Richard J. Lim

Anne-Mari Paster

By:	/s/ Anne-Mari Paster*
Name:	Anne-Mari Paster, as Attorney-in-Fact

Otello Stampacchia

By:	*
Name:	Otello Stampacchia